Exhibit 99.1

Investor Contact:	Media Contact:
Joe Hassett	Jessica Attanasio
Senior Vice President	Associate Vice President
Gregory FCA	Gregory FCA
610-228-2110	610-228-2112
joeh@gregoryfca.com	jessica@gregoryfca.com

MeetMe Teams With Beanstock Media For Web-based Yield Optimization

Beanstock Media to employ its Publisher Trading Desk to monetize MeetMe’s web-based remnant advertising inventory

NEW HOPE, Pa.—September 30, 2013—MeetMe®, Inc. (NYSE MKT: MEET), the public market leader in social discovery, today announced an ad management agreement with Beanstock Media, the world’s first premium Publisher Trading Desk. Under this agreement, Beanstock Media will utilize its proprietary Helix™ platform to optimize the revenue generated from the sale of MeetMe’s global web-based remnant ad inventory.

Bill Alena, Chief Revenue Officer of MeetMe, said “We started working with Beanstock on specific portions of our website, and we believe that Beanstock has the industry expertise and technological capabilities to improve the performance of our web-based remnant ad inventory. In addition, this agreement allows us to free internal resources to further our focus on mobile monetization. This quarter we expect native mobile ads to reach or exceed one billion impressions, and we look forward to continuing to grow the mobile opportunity internally while working with Beanstock on optimizing web monetization.”

Jim Waltz, Chief Executive Officer of Beanstock Media, said, “We represent over 400 publishers, including exclusive relationships with Ask.com, Dictionary.com, ZipRealty.com, ZAM Network, Slacker Radio, and CityGrid. From the beginning, we set out to arm publishers with real tools and services that increase yield on their ad inventory, reduce cost and improve control. Expanding our relationship with MeetMe is a prime example of what Beanstock can deliver for publishers – less hassles, fewer discrepancies and increased revenues.”

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With nearly 60 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (traditional), Russian and Japanese.

About Beanstock Media

Beanstock Media (http://www.beanstockmedia.com) is the world’s first premium Publisher Trading Desk.  Beanstock’s Helix™ platform is a cloud based yield management system that aggregates demand from every available source simultaneously to ensure maximum yield for its publishers. The Beanstock Media represents over 400 publishers, including top ranked comScore properties and connects with thousands of advertisers and hundreds of Demand-Side-Platforms (DSP), trading desks, ad exchanges and ad networks to maximize ad revenue for its publishers. Beanstock Media has offices in San Francisco, New York, Denver, Seattle, Washington D.C. and Chicago. Connect with Beanstock on Twitter at @Beanstockmedia or Facebook at https://www.facebook.com/BeanstockMedia.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release, including those relating to our ability to optimize revenue from the sale of our web based ad inventory, improving the performance of our web ad inventory, the expectation that our native mobile adds will reach or exceed one billion impressions, our ability to free internal resources, opportunities on our mobile properties, and Beanstock’s ability to deliver industry leading CPMs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Important factors that could cause actual results to differ from those in the forward-looking statements include:  the risk that we will not be able to optimize our web-based ad revenues with this relationship, the risk that the launch of new products will not result in additional revenue, the risk that users will not accept our mobile advertising products, the risk that unanticipated events affect the functionality of our mobile application with popular mobile operating systems, any changes in such operating systems that degrade our mobile application’s functionality and other unexpected issues which could adversely affect usage on mobile devices.  Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2012 and the Current Reports on Form 8-K filed with the SEC on May 1, 2013 and September 30, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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